Exhibit 99.1

WESBANCO,   INC.   AMENDED   DIVIDEND   REINVESTMENT  AND  STOCK  PURCHASE  PLAN
AUTHORIZATION FOR ALL COMMON SHAREHOLDERS

     Please enroll me in the WesBanco, Inc. Amended Dividend Reinvestment and Stock Purchase Plan. I direct WesBanco, Inc. to pay to the Plan Administrator for my account.

1. Please initial the appropriate blank for option A or B to reinvest dividends:

     A.             Reinvest  dividends  on ALL shares of WesBanco  common stock
       ------------
       registered in my name.

     B.           Reinvest dividends on         shares  of WesBanco common stock
        ---------                       --------
        registered in my name. (Enter number of shares only if you do not want all shares reinvested.)

2. Please  initial  for   participation   in  voluntary  cash  payments  option:
   (Initialing here enrolls you in Voluntary Cash Payments but does not obligate you to make a payment every quarter.)

                   Invest voluntary cash payments as directed   on  a  quarterly
   ----------------
basis on amounts of at least $10.00 but not more than $5,000.

     I  acknowledge  all   dividends on shares  credited to my account under the
Plan will automatically be reinvested.

     I hereby appoint Fifth Third Bank, the Plan Administrator, as my agent under the Plan and direct the Plan Administrator to apply my dividends on all WesBanco securities designated about which are registered in the name of or credited to my account under the Plan to the purchase of shares of WesBanco common stock.

     I  acknowledge   receipt   of  a  copy  of  WesBanco's   Amended   Dividend
Reinvestment and Stock Purchase Plan and agree to the terms and conditions of the Plan as stated herein.


Stockholder's Name(s)
                     ------------------------------
Account No.                 No. Shares
           ----------------            ---------

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Address

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Address

Taxpayer Identification Number

     Under penalties of perjury, I certify (1) that the number shown on this form is my correct taxpayer identification number and (2) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interests or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding.

     If you are an individual, your taxpayer identification number is your social security number.

     Sign below to enroll; Joint Accounts, sign below and on reverse side:


Signature                                       Date
          -------------------------------------      --------------
Signature                                       Date
          -------------------------------------      --------------
            (If joint account, both sign)

Please return this form to: Wesbanco Dividend Reinvestment Plan, c/o Corporate Trust Services, P.O. Box 631444, Cincinnati, Ohio 45263-1444.



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